Deed of Extinguishment of Royalty — Hidden Valley Project
Harmony Gold Mining Company Limited
Morobe Consolidated Goldfields Limited
Abelle Limited
Harmony Gold (PNG Services) Pty Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference 07 1427 3151 ©BIake Dawson 2005

Blake Dawson Contents 1. DEFINITIONS 3
2. ASSIGNMENT AND TERMINATION 4
3. ACKNOWLEDGMENT 4
4. RELEASE 4
5. INDEMNITY 5
6. APPROVAL AND REGISTRATION 5
7. GENERAL 5
7.1 Governing law 5
7.2 Costs 5
7.3 Giving effect to this deed 5
7.4 Operation of this document 5
7.5 Counterparts 6
Deed of Extinguishment of Royalty — Hidden Valley Project

Blake Dawson
Deed of Extinguishment of Royalty — Hidden Valley Project DATE 11 JUNE 2008
PARTIES
Harmony Gold Mining Company Limited a company incorporated in the Republic of South Africa of First Floor, 4 The High Street, Melrose Arch, 2196, South Africa (Harmony)
Morobe Consolidated Goldfields Limited (1-12047), a company incorporated in the Independent State of Papua New Guinea of c/ Blake Dawson, Level 4, Mogoru Moto Building, Champion Parade, Port Moresby, Papua New Guinea (Morobe)
Abelle Limited ACN 087 480 902, a company incorporated in the Australia of Level 2, 189
Coronation Drive, Milton, Queensland 4064, Australia
(Abelle)
Harmony Gold (PNG Services) Pty Limited ACN 083 828 853, a company incorporated in the Australia of Level 2, 189 Coronation Drive, Milton, Queensland 4064, Australia (PNG Services)
RECITALS
A. Pursuant to the Royalty Deed, Morobe (formally known as Hidden Valley Gold Pty Limited) agreed to pay to Rio Tinto a royalty for the ounces of gold to be produced by Morobe from the Hidden Valley Project in Papua New Guinea.
B. Pursuant to subsequent amendments, Abelle and PNG Services became parties to the Royalty Deed.
C. Pursuant to the Agreement of Sale, Harmony acquired the Royalty Interest from Rio Tinto and RTM.
D. The parties are now the only parties to the Royalty Deed.
E. Harmony has agreed to assign and transfer to Morobe the Royalty Interest and, therefore, the parties wish to terminate the Royalty Deed and be released from all obligations and liabilities under it on the terms of this document.
OPERATIVE PROVISIONS
1. DEFINITIONS
The following definitions apply in this document.
Agreement of Sale means the Agreement of Sale of Interest in Royalty Deed dated 2 March 2007 between Rio Tinto, RTM, Harmony and Morobe, as amended by letters of variation dated 2 April 2007, 18 April 2007, 15 June 2007, 24 August 2007, 17 November 2007, 19 December 2007 and 21 January 2008.
Payment Date means that date which is 6 months from the date of this Deed.
Deed of Extinguishment of Royalty — Hidden Valley Project

Blake Dawson
Payment Sum means the aggregate sum of:
(a) US$22,500,000.00;
(b) any stamp duty and legal costs paid by Harmony on or in relation to this transaction.
Rio Tinto means Rio Tinto Limited.
Royalty Deed means the Royalty Deed dated 17 June 1997 originally between Hidden Valley Gold Pty Limited, Rio Tinto, Pacific Minerals Pty Limited and Australian Gold Fields NL, as amended by the Deed of Assumption and Release dated 19 November 1998 between Rio Tinto, RTM, Rio Tinto Exploration Pty Limited, Australian Gold Fields NL (Administrators Appointed), PNG Services and CDC Financial Services (Mauritius) Limited and by the Deed of Assumption Release and Guarantee dated 29 May 2003 between Rio Tinto, RTM, Rio Tinto Exploration Pty Limited, PNG Services, CDC Financial Services (Mauritius) Limited, Kula Fund Limited and Abelle and now between the parties of this document.
Royalty Interest means all of Harmony’s rights, interest and obligations in, to and under the Royalty Deed including the royalty interest in the ounces of gold to be produced by Morobe from its Hidden Valley Project in Papua New Guinea.
RTM means Rio Tinto Minerals (PNG) Limited.
2. ASSIGNMENT AND TERMINATION
In consideration for the payment by Morobe to Harmony of the Payment Sum on or before the Payment Date:
(a) Harmony assigns to Morobe absolutely all its Royalty Interest and Morobe confirms acceptance of the assignment of the Royalty Interest; and
(b) the parties agree to terminate the Royalty Deed. For clarity, this Deed takes effect on and from 30 April, 2008.
3. ACKNOWLEDGMENT
The parties acknowledge and agree that all the rights and obligations of the parties under, or arising out of, the Royalty Deed (of whatever nature and however arising) are fully, unconditionally and irrevocably terminated with effect from the date of this document.
4. RELEASE
With effect on and from the date of this document, and without need for any further act or document, the parties release and discharge each other party from:
(a) all its duties, obligations and liabilities under or in connection with the Royalty Deed;and
(b) all actions, claims, proceedings and demands which any party has or might (but for this deed) have had against any other party in connection with the Royalty Deed (whether arising at common law, in equity, under statute or otherwise) deed of Extinguishment of Royalty - Hidden Vally Project

Blake Dawson
The release extends to any present or future claim whether or not the facts or law giving rise to such actual or potential claim are known to either party or have been discussed between them.
5. INDEMNITY
(a) Each party indemnifies each of the other parties against any claims or actions brought by the first party arising out of or in any way connected to the Royalty Deed.
(b) Each party may plead this deed in bar to any claim or action brought by the other party or any person claiming through it in connection with the Royalty Deed.
6. APPROVAL AND REGISTRATION
To the extent that any legal or equitable interest in any tenement is created, assigned or otherwise dealt with in this Deed, those provisions are conditional upon the Minister approving this Deed and this Deed being registered pursuant to the Mining Act 1992 of Papua New Guinea.
7. GENERAL
7.1 Governing law
(a) This document is governed by the laws of the State of Queensland, Australia.
(b) Each party submits to the jurisdiction of the courts of that State and of any court that may hear appeals from any of those courts, for any proceedings in connection with this document.
7.2 Costs
(a) Subject to paragraph (b), each party must pay its own expenses incurred in negotiating and executing this document.
(b) Morobe must indemnify each other party against, and must pay each other party on demand the amount of, any duty or registration fee that is payable on or in relation to this document and the transactions that it contemplates.
7.3 Giving effect to this deed
Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.
7.4 Operation of this document
(a) Subject to paragraph (b), this document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document this document and has no further effect.
(b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.
Deed of Extinguishment of Royalty — Hidden Valley Project

Blake Dawson
(c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.
7.5 Counterparts
This document may be executed in counterparts.
EXECUTED as a deed.
Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
SIGNED for Harmony Gold Mining Company Limited, by its duly authorised officer, in the presence of: Signature of officer
Signature of witness Signature of officer
EXECUTED by Abelle Limited: F Abbott Mvander Nact Name
Signature of director Signature of director/Secretary
Johannes J Van Heerden Director Name
Aubrey Craig Testa Director me
EXECUTED by Harmony Gold (PNG Services) Pty Limited:
Johannes J Van Heerden Director
Aubrey Craig Testa Director Deed of Extinguishment of Royally - Hidden Valley Project

Blake Dawson
THE COMMON SEAL of Morobe Consolidated Goldfields Limited, the
fixing of which was witnessed by:
Johannes J Van Heerden Director Aubery Craig Testa Director

Blake Dawson
MEMORIAL OF APPROVAL OF AN INSTRUMENT
I, Dr. Puka Temu, CMG, MP, Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and all other powers me enabling, and after considering the recommendation of the Mining Advisory Council, hereby approve this instrument
DATED at this14th day of JULY, 2008.
Minister for Mining
To be completed by the Registrar upon the Minister approving an Instrument.
I, Stan Nekitel, Registrar, pursuant to all powers conferred under the Mining Act certify that I have this day registered the instrument.
(Registrar’s signature) (date)
Deed of Extinguishment of Royalty — Hidden Vally/Project